UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

ASTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)

NEW YORK	0-7087	16-0959303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way, East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        By letter dated January 5, 2005 from The Nasdaq Stock Market, or Nasdaq, we were informed that pursuant to our December 9, 2004 oral hearing before the Nasdaq Listing Qualifications Panel (the "Panel"), the Panel has granted our request for continued listing of our common stock on the Nasdaq National Market, subject to specified conditions.

        In our current report on Form 8-K filed with the SEC on November 8, 2004, we reported that we had received a letter dated November 2, 2004, from Nasdaq indicating that we are not in compliance with Nasdaq National Market continued listing requirements as a result of our failure to audit committee composition requirement under Nasdaq Marketplace Rule 4350(d)(2) and SEC Rule 10A-3 and the certification requirement under Nasdaq Marketplace Rules 4350(d)(2), 4350(d)(2)A, 4350(d)(1), 4350(c)(4)(B), 4350(c)(2) and 4350(n).

        The Panel's determination to continue the listing of our common stock is subject to a number of conditions, including:

                •     on or before January 31, 2005, we must file with the SEC a current reports on Form 8-K announcing the addition of Raymond W. Boushie to our Board of Directors and Audit Committee;

                •     on or before January 31, 2005, we must provide the Panel with a written opinion evidencing the independence of John B. Drenning for service on our Board of Directors; and

                •     on or before January 31, 2005, we must file a revised Corporate Governance Certificate with The Nasdaq Stock Market.

        In the event we fail to demonstrate compliance with these conditions, our common stock may be delisted. The Panel has reserved the right to reconsider the conditions to the continued listing of our common stock in the event that any event, condition or circumstance arises that, in its opinion, would make the continued listing of our common stock inadvisable or unwarranted. We have delivered the opinion and Corporate Governance Certificate referenced above and upon filing of this Current Report on Form 8-K believe that we have complied with the conditions set by the Panel to continue the listing of our common stock.

        The Nasdaq Listing and Hearing Review Council has the right to review the Panel's decision within 45 days of issuance of the decision and may affirm, modify, reverse, dismiss or remand the decision.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On January 20, 2005, the Company issued a press release announcing the appointment of Raymond W. Boushie to the Company's Board of Directors. This appointment increases the total number of directors of the Company to six, of which four members including Mr. Boushie ) are independent under applicable guidelines and three members (including Mr. Boushie) meet the additional independence requirements for service on the Board of Director's Audit Committee. As an independent director, Mr. Boushie will be a member of each of the Board of Director's standing committees: the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c). Exhibits.

Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated January 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date:	January 20, 2005	By:	/S/ DAVID C. BURNEY
David C. Burney
Vice President Finance, Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated January 20, 2005